Exhibit 1.2

GE DEALER FLOORPLAN MASTER NOTE TRUST
ASSET BACKED NOTES

TERMS AGREEMENT
(SERIES 2011-1)

Dated:	August 3, 2011

To:	CDF Funding, Inc.
General Electric Capital Corporation

Re:	Underwriting Agreement, dated August 3, 2011, among CDF Funding, Inc., General Electric Capital Corporation and the Representatives referred to therein

1.	Offered Notes.

The notes described below in this Section 1 are the “Offered Notes” for the purpose of this Terms Agreement and for purposes of the above-referenced Underwriting Agreement (the “Underwriting Agreement”).  The Underwriting Agreement is incorporated herein and made a part hereof.  The Offered Notes are the Series 2011-1 Notes that will be issued by GE Dealer Floorplan Master Note Trust.

Class	Principal Amount	Interest Rate	Final Maturity Date
A	$400,000,000	One month LIBOR plus 0.60% per year	July 20, 2016

2.	Underwriters

The Underwriters named below are the “Underwriters” for the purpose of this Terms Agreement and for the Underwriting Agreement.

Underwriter	Class Purchased	$ Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	A	$158,000,000.00
Barclays Capital Inc.	A	$158,000,000.00
Credit Suisse Securities (USA) LLC	A	$28,000,000.00
RBS Securities Inc.	A	$28,000,000.00
Loop Capital Markets, LLC	A	$28,000,000.00

3.           Underwriting Allotment

Underwriting Allotment	Class A
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$158,000,000.00
Barclays Capital Inc.	$158,000,000.00
Credit Suisse Securities (USA) LLC	$28,000,000.00
RBS Securities Inc.	$28,000,000.00
Loop Capital Markets, LLC	$28,000,000.00
Total Amount	$400,000,000.00

4.           Purchase Price, Discounts and Concessions

Class A
Gross Purchase Price	100.00%
Underwriting Discount	0.260%
Net Purchase Price	99.740%
Maximum Dealer Selling Concessions	0.156%
Maximum Dealer Reallowance Discounts	0.078%

5.           Date of Sale

August 3, 2011 (the date the first Contract of Sale was entered into as designated by the Representatives).

GEDFMNT 2011-1: Terms Agreement

The Underwriters agree, severally and not jointly, to purchase the Offered Notes subject to the terms and provisions of this Terms Agreement and the Underwriting Agreement.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,
for itself and as a Representative

By:/s/ Benjamin Merrill
Name: Benjamin Merrill
Title: Director

BARCLAYS CAPITAL INC.,
for itself and as a Representative

By:/s/ Diane Rinnovatore
Name: Diane Rinnovatore
Title: Managing Director

GEDFMNT 2011-1: Terms Agreement

Accepted and Agreed:

CDF FUNDING, INC.

By: /s/ John E. Peak
Name: John E. Peak
Title: Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Thomas A. Davidson
Name: Thomas A. Davidson
Title: Attorney-in-Fact

GEDFMNT 2011-1: Terms Agreement